UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2005
Donegal Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711

(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	file number)	identification no.)

1195 River Road, Marietta, Pennsylvania	17547

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: 717-426-1931
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Effective October 14, 2005, Donegal Mutual Insurance Company (the “Mutual Company”), an affiliate of the Registrant, entered into an Agreement and Release with Ralph G. Spontak, a former executive officer of the Registrant, pursuant to which the Mutual Company has agreed to pay Mr. Spontak two weeks of severance payments for each of Mr. Spontak’s 22 years of service with the Mutual Company and its affiliates. The aggregate amount of the settlement payments is $240,307, payable in bi-weekly installments of $10,923.07 each, less applicable tax deductions and withholdings. The Mutual Company also agreed to pay the Mutual Company’s share of monthly premiums in order to allow Mr. Spontak to remain covered under the Mutual Company’s medical and dental insurance plans for a period of ten months, and Mr. Spontak is entitled to his vested rights under other benefit plans of the Mutual Company and its affiliates. Mr. Spontak has agreed to release the Mutual Company and its affiliates from all known and unknown claims, as described in the Agreement and Release, that Mr. Spontak may have against the Mutual Company and its affiliates.
     As previously reported, Mr. Spontak resigned his positions with the Mutual Company and its affiliates effective as of September 26, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.
By:	/s/ Donald H. Nikolaus
Donald H. Nikolaus, President and
Chief Executive Officer

Date: October 25, 2005